Exhibit 99.3

Thank you, Bill.

Before I start today’s presentation, I want to remind you that any forward-looking statements are not guarantees of future performance…and I encourage you to consult our SEC filings for a disclosure of the associated risk factors.

It’s great to be back here with all of you. And to be here at such an exciting time for our company, and at a critical juncture for our industry.

In fact, the shifting sands we see today in the oil and gas sector, and where we believe the industry is headed, gives me even greater confidence about the future of Baker Hughes, particularly in relation to our agreement with GE to combine our business with GE Oil & Gas.

That’s because, as I view the industry landscape today, it becomes painfully obvious that the status quo must change dramatically when looking objectively at the industry’s financial and operational performance.

In today’s lower-for-longer hydrocarbon pricing climate, the way the industry has done things in the past is not working and certainly isn’t good enough for the future. As a result, our customers need a new kind of strategic partner to meet their heightened needs and solve their progressively acute challenges.

First and foremost, our customers need to be able to operate successfully, and sustainably so, in a new era of extreme volatility.

For proof, just look at what’s happened in the industry over the past several weeks. While optimism abounded over oil prices in the mid-$50s during the past few months, renewed concerns about excess supply have pushed WTI prices down into the high $40s, with little clarity about the outlook.

Beyond supply and demand, there are other factors that make the outlook difficult to predict. Geopolitics, fiscal policy, renewables and environmental regulations are just a few.

These factors underscore the fact that extreme volatility and unpredictability have become the new normal in an industry that is already inherently cyclical. These conditions make it harder for operators to achieve long-term, sustainable and sufficient returns, and make strategic planning and decision making more difficult.

Yet, historically, operators have had to accept the fact that they have little within their control, giving them little consistency or predictability in managing their businesses. Those challenges extend to their investors as well.

This is clearly seen in the subpar performance results industrywide – whether we are looking at recovery factors or return on invested capital.

What our customers need is a revolutionary change in the economics of their business models that allows them to stay firmly in control of their own destinies and, importantly, to begin to delink their business models from the cyclicality.

Achieving this vision will require transformational gains in productivity and efficiency driven by a new wave of innovations and advanced technologies that are fully integrated with the power of data analytics.

The combination of advanced technology with data, in my view, is what our customers need to drive their performance to where it needs to be and could be. Achieving this will ensure that operators are less vulnerable to the increased unpredictability and volatility that we continue to expect.

So, today, I’ll first talk more about the efficiency and productivity challenges that customers are facing and how this leads to subpar results. As part of that I will also talk about how the complexity of our customers’ business models is increasing as a result of the lower-for-longer oil price environment we are experiencing. And I will talk about why these factors make it more critical than ever for customers to find a new kind of strategic partner who can meet their evolving needs in ways that have not been possible to date.

From our service provider perspective at Baker Hughes, while we certainly have been charting a course to become that strategic partner, we now have the opportunity to accomplish that objective even faster through our pending combination with GE Oil & Gas, which we continue to expect will close in mid-2017. In short, this combination will have the capabilities to deliver the disruptive changes that our customers require.

With the ability to unite the physical and digital worlds, an innovation engine that is second to none, cross-industry knowledge that spans the fullstream value chain, and two outstanding teams of people, I am confident that the new Baker Hughes will be the disruptor that can deliver the radical efficiencies customers industrywide are calling for.

Today, I also will spend some time talking about the ways in which the new company will be uniquely positioned to meet the changing needs of our customers, and Lorenzo Simonelli will be on next to talk about progress in the integration planning and some of the exciting plans we have in store for customers to spark this revolution.

I’m going to start with a look at our customers’ performance in the here and now.

Today, their imperatives are all about maximizing production at the lowest possible cost. The industry conditions of the past two years have made it a matter of survival for many.

Yet, at a time when efficiency and productivity are so critical, I would argue that widespread inefficiency is creating a drag on performance industrywide.

In spite of the tremendous performance gains we have achieved through innovation and technology in recent years -- seen in faster drilling and completion times, better well performance, longer laterals, and the ability to operate in more hostile conditions -- there is much more that we need to achieve.

For example, there are an estimated 1.5 trillion barrels of proven reserves in the world today.

Yet, as this slide shows, average recovery factors are shocking when viewed in aggregate.

Less than 30% on average on the high end. It’s staggering to think about the value that is being left in the ground.

Recovery factors are just one contributor to efficiency and productivity challenges.

By some estimates, the industry is at best 50% efficient along the entire spectrum of exploration and development costs as a result of “non-productive” and “invisible lost” time spanning all players involved in the supply chain. This translates into hundreds of hours of downtime and millions, if not tens of millions of dollars, per project, and can be the difference between a profitable or unprofitable outcome at today's commodity prices.

This performance is costing customers’ credibility with one critical stakeholder: their shareholders.

Ultimately, success is measured by returns for your investors. ROIC is often considered the best measurement of long-term value.

And in this area operators in our industry are significantly falling short.

For example, during the growth cycle of 2009 to 2014, returns for integrated companies and NOCs marginally exceeded their cost of capital by around 2 to 3 percentage points, while North American independent operators actually underperformed by 4 to 5 percentage points during that period.

If you look at the industry’s ROIC performance compared to other capital-intensive industries, the story gets worse.

This slide shows that, from 2009 to 2016, the ROIC performance of North American independents in the S&P 500 significantly lagged other capital-intensive industry sectors in the index.

Given this performance, customers -- and, accordingly, their investors -- rightly are concluding that, unless they find a way to operate fundamentally differently, they will continue to deliver underwhelming returns. That’s why we at Baker Hughes, along with GE Oil & Gas, see such a huge opportunity to lead this change for our customers.

In the current environment, for example, the pressing need to improve financial returns and performance has driven our customers to change the way they operate to lower the unit cost of production.

In their quest to reduce costs, our customers have reinforced a “commodity procurement model” approach. Essentially, operators boil down oilfield services to their lowest common denominator and, as such, have squeezed as many dollars as possible out of service pricing, taking pounds of flesh from us and our peers.

Yet, in doing so, customers have inadvertently introduced more complexity into their operations. When customers buy everything piecemeal, the spend might be lower on paper but this one-dimensional view of costs results in too many vendors at the well site, each with conflicting objectives, which causes problems with logistics and coordination. Reliability, performance and economics all suffer as a result. Also, they have to realize there is no more flesh to give.

We’ve also seen operators striving for unit cost improvement by significantly increasing the complexity of their well operations, as customers are drilling longer laterals, adding more and more stages, and increasing the use of proppant and fluids.

If we look back over roughly the past few years across North America alone, average stage count, for example, has risen by 60%, while average lateral length has increased more than 30%.

Yet, what happens when operators run out of lateral length, or can’t pump more sand, which are not infinite, sustainable solutions -- either operationally or environmentally?

Our North American customers have little choice today but to drill longer and add stages because they lack few other technology solutions to improve efficiency, maximize production and increase recovery rates.

They need a new wave of innovation and technology that can improve their unit costs by improving production specifically and by improving their efficiency more broadly.

Certainly, the technology innovations we’ve developed at Baker Hughes have made, and will continue to make, a big difference.

Our recent launch of the TerrAdapt drill bit, with the industry’s first self-adjusting depth-of-cut controls, is an example. It automatically changes its aggressiveness based on the formation to mitigate vibrations, stick-slip and impact loading. For operators, this means faster, more consistent rates of penetration, longer bit/tool life, significantly reduced non-productive time and invisible lost time, and dramatic improvements in drilling economics.

We are tremendously proud of this product and the technology behind it. The TerrAdapt bit is an example of what we would consider to be “new tools for a new generation.” It demonstrates how physical tools are evolving in the context of a digital landscape. What used to be a simple mechanical component at the end of a drill string now has sensing capability, communication connectivity to the broader drilling system and the ability to interact and change parameters in real time.

And when I think about the potential of combining the most advanced physical technology and intelligent tools with the power of data and predictive analytics, that’s when we will be able to take performance and productivity to the next level.

For example, if customers had better intelligence and predictive analytics about where and how to drill and complete their wells, including better reservoir characterization, they could increase recoveries with far fewer steps and at much lower costs.

Consider the possibilities of being able to optimize the literally thousands of decisions operators need to make to drill just one well. What’s more, most of these decisions are interdependent, creating a domino effect that causes one bad choice to snowball into other underperformance issues over months and years. With comprehensive data analytics, operators will be able to make the best decisions in real time, allowing them to drill a well faster, find better producing zones, and improve ultimate recovery.

Without this data to inform their decisions, the same sub-optimal decisions will be replicated over and over, at untold cost.

In addition, the data would provide much better intelligence on asset performance and, through automation technology, could flag risks and even mitigate them, without need for human intervention.

These insights will provide operators with something they have been losing, and that’s a competitive advantage. Here’s what I mean by that.

Our customers hold very few trade secrets today. Every operator pretty much knows what every other operator is doing. But data analytics will give each customer intellectual property that largely has evaporated since the rise of the unconventional segment over the past decade.

By restoring their intellectual property, we can tilt the playing field in their favor through efficiency and productivity gains that will allow them to generate acceptable returns in this lower-for-longer environment.

And, as I mentioned, it certainly appears that operators will be facing industry conditions that, while improved, may remain far from robust for the foreseeable future.

The phrase “lower for longer” gets thrown around a lot. But I do think it is an apt description for what we see going forward. While it is hard to predict how this scenario will play out with granularity, let’s look at what we know so far about the supply and demand inputs that determine hydrocarbon pricing.

First, the OPEC decision last fall to cut production obviously was an important input for the supply-demand equation. And, coupled with an increase of 1.5 million barrels per day in global forecasted demand for 2017, these two factors would point toward a rebalancing of supply and demand in the second half of 2017.

And ten years ago, it probably would have been accurate. But the supply side today is very different. And I think we all know why.

That’s because, since details of those production cuts surfaced, here in the United States we have seen a sizable increase in activity, with rig counts up nearly 50% since September, along with a corresponding increase in U.S. production of about [500,000] barrels per day and increasing inventory levels.

This upward move in the U.S. underscores the broad market impact of the North American shale segment which, as I have said previously, has the ability to ramp up activity and production more quickly than peers in other operating environments.

This is a very opportunistic and resilient segment, and keep in mind that there is a lag between adding a rig and producing the well. So, that means we have not yet seen all of the production come online from the recent activity increase. I’d also add that production per well has increased significantly during the downturn, a dynamic that is here to stay.

These factors point to an environment in which the North American shale segment serves as an effective near-term cap on commodity pricing. And I think that’s exactly why the hydrocarbon price recovery, despite the OPEC reductions, has been more muted than many had hoped.

In a lower-for-longer future, customers will need to change their expectations for what is possible. To do that, they will need a new kind of strategic partner, with a new and expanded set of capabilities.

First, they need a partner with the resources to quickly and consistently bring new innovations to market that improve operational and financial performance. This partner must be able to invest in innovation throughout the life of the cycle, and have the manufacturing capability and flexibility to deliver both standardized and customized solutions cost effectively.

Second, they need a partner who can serve as an end-to-end provider of products and services across the hydrocarbon value chain: upstream, midstream and downstream. This partner must possess cross-segment expertise to deliver comprehensive solutions.

Third, customers need flexible and tailored commercial models, including but not limited to outcome-based solutions to address their specific needs and, in some cases, financing support.

Fourth, and by far the most important, is the need for data analytics. The potential of data is well known and has been talked about for a long time. However, customers need to see that long-promised potential finally realized in order to achieve not just incremental but exponential gains in productivity and efficiency.

Those customer needs happen to be four important reasons why we are so excited about the combination with GE Oil & Gas.

On the first point, innovation, the combined company will be backed by technology development and advanced manufacturing capabilities of the broader GE company. Our innovation efforts will not only draw on the latest technology in our own segment, such as material science and designer chemistry, but from other industries, such as aviation and healthcare, by leveraging the GE Store.

In addition, the new company will benefit from GE’s additive manufacturing investments to accelerate innovation while improving product quality and performance.

On the second point, comprehensive offers and intra-industry expertise, the combined company will serve the full value chain. That’s why we call it a fullstream company. For the customer, that will make doing business with their provider much easier.

From the new company’s perspective, the fullstream portfolio improves revenue diversity, including increased participation in the LNG segment that is poised for longer-term growth. This diverse portfolio will give the new company more cycle resiliency and positions it strongly for growth opportunities. The new Baker Hughes will have a presence in 120 countries, allowing it to leverage the company-to-country relationships that GE has built across its business segments.

And, third, we will be able to offer performance-based commercial models, including more outcome- rather than cost-based agreements, as well as the ability to provide flexible financing solutions to customers with capital needs.

On the fourth and final point, data, we will be able to apply GE’s Predix industrial operating system across our segment, finally making the long-talked-about digital oilfield possible by creating an internet of things for our industry.

We will leverage data to drive more efficient and productive operations for customers, providing them with a competitive advantage through proprietary intelligence and advanced analytics. And, importantly, we will use Predix to improve our own operations.

So, to sum it up, the industry’s performance and financial challenges are very real and acute, prompting a shift in customer behavior and in what they need from a strategic partner. Those needs will only grow more severe as a result of industry conditions we expect to be challenging for a longer period of time. For our customers, it’s still clearly all about cost but -- as we stop thinking one dimensionally about cost -- we are seeing an emerging openness to new technology and commercial models.

In my view, our customers need to redefine what’s acceptable in terms of operational and financial returns in order to regain control of their businesses. To accomplish this, a new generation of digitally enabled tools is required to reset the bar, allowing our customers to leverage the power of data to rebuild their intellectual property portfolios into a competitive advantage. The result will be businesses that are more successful, and less vulnerable to industry cyclicality and increasing volatility.

To meet the needs of customers, service and equipment providers must change as well to deliver the revolutionary performance improvements that will be required to navigate the new normal.

We believe the new Baker Hughes will be best positioned to be that provider, and Lorenzo will talk more about how we will do that.

Before I wrap up, I’d like to give you an update on the first quarter.

When we issued our Q1 guidance in late January, we said we expected a slight revenue decline in North America as continued activity increases, primarily in our well construction product lines, would be more than offset by deconsolidation of our onshore pressure pumping business and reduced activity in the Gulf of Mexico.

Internationally, we said we expected a mid-to-upper single digit decline in revenue as a result of the seasonal decline in product sales, typical winter weather slowdowns in our Europe, Africa, Russia Caspian segment, and continued pricing pressures.

This has played out almost exactly as we stated although project slowdowns in the Gulf of Mexico and pricing pressures on new international contracts have been greater than originally anticipated. Additionally, we experienced unfavorable product mix in our U.S. onshore completion business this quarter. However, operating profit is expected to be stronger than originally forecasted as a result of bad debt reversals in Ecuador more than offsetting these stronger headwinds I just mentioned.

With that I will hand it back to Bill.